UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2013

SIPP Industries, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-225820	87-0810718
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2360 Corporate Circle, Suite 400
Henderson, NV 89074

(Address of Principal Executive Officers)      (Zip Code)

Registrant's telephone number, including area code:   647-426-1640

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

2.02       Results of Operations and Financial Condition

Sipp Industries, Inc., (The “Company”) has voluntarily disclosed unaudited financials for the following:

Year End December 31, 2010

Quarter End March 31, 2011

Quarter End June 30, 2011

Quarter End September 30, 2011

Year End December 31, 2012

Quarter End March 31, 2013

Quarter End June 30, 2013

(See Exhibit 1, 2, 3, 4, 5, 6, and 7)

The limited financial statements are strictly for informational purposes and should be viewed in conjunction with other available information about the Company. The Company has not consulted with any Public Company Accounting Oversight Board approved auditors, nor with any accountants regarding either the application of accounting principles to any to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither a written report or oral advice was provided to the Company by any auditors or accountants that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The Company filed Form 15 on July 29, 2010, in accordance with Rule 12g-4(a)(2) of the Securities Exchange Act of 1934. Under Rule 12g-4(a)(2), the Company is not required to file quarterly or annual reports.

Section 9 - Financial Statements and Exhibits

9.01       Financial Statements and Exhibits

No.	Exhibit

99.1	December 31, 2010 Year End Financial Statement
99.2	March 31, 2011 Quarterly Financial Statement
99.3	June 30, 2011 Quarterly Financial Statement
99.4	September 30, 2011 Quarterly Financial Statement
99.5	December 31, 2012 Year End Financial Statement
99.6	March 31, 2013 Quarterly Financial Statement
99.7	June 30, 2013 Quarterly Financial Statement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIPP INDUSTRIES, INC.

By:	/s/ Sasa Vasiljevic
Sasa Vasiljevic CEO

Date:  September 5, 2013

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